                                                                     EXHIBIT 1.1

================================================================================








                           UNITED NATIONAL GROUP, LTD.
                           (a Cayman Islands company)


                         9,750,000 Class A Common Shares



                               PURCHASE AGREEMENT






















Dated: December   , 2003

================================================================================

                                     TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
SECTION 1. Representations and Warranties...................................................    3

        (a)    Representations and Warranties by the Company................................    3
               (i)    Compliance with Registration Requirements.............................    3
               (ii)   Independent Accountants...............................................    4
               (iii)  Financial Statements..................................................    4
               (iv)   No Material Adverse Change in Business................................    5
               (v)    Good Standing of the Company..........................................    5
               (vi)   Good Standing of Subsidiaries.........................................    5
               (vii)  Capitalization........................................................    6
               (viii) Authorization of Agreement............................................    6
               (ix)   Authorization and Description of Securities...........................    7
               (x)    Absence of Defaults and Conflicts.....................................    7
               (xi)   Absence of Labor Dispute..............................................    8
               (xii)  Absence of Proceedings................................................    8
               (xiii) Accuracy of Exhibits..................................................    8
               (xiv)  Possession of Intellectual Property...................................    8
               (xv)   Absence of Further Requirements.......................................    8
               (xvi)  No Restrictions on Subsidiaries.......................................    9
               (xvii) Compliance with Insurance Laws........................................    9
               (xviii) Licenses and Permits.................................................   10
               (xix)  Statutory Financial and Tax Returns...................................   10
               (xx)   Retrocession and Reinsurance..........................................   10
               (xxi)  Tax Liabilities and Reserves..........................................   11
               (xxii) Cayman Islands Tax Assurance..........................................   11
               (xxiii) Barbados Tax Guarantee...............................................   11
               (xxiv) Bermuda Tax Assurance.................................................   12
               (xxv)  U.S. Tax Matters......................................................   12
               (xxvi) Rating................................................................   12
               (xxvii) Submission to Jurisdiction...........................................   12
               (xxviii) Internal Controls                                                      13
               (xxix) Investment Company Act................................................   13
               (xxx)  Registration Rights...................................................   13
               (xxxi) Reserved Securities...................................................   13
               (xxxii) No Restrictions on Subsequent Transfers..............................   13
               (xxxiii) Anti-Money Laundering Compliance                                       13
               (xxxiv) Foreign Corrupt Practices Act........................................   14
               (xxxv) Absence of Laws.......................................................   14

        (b)    Officer's Certificates.......................................................   14

SECTION 2. Sale and Delivery to Underwriters; Closing.......................................   15


        (a)    Initial Securities...........................................................   15

        (b)    Option Securities............................................................   15

        (c)    Payment......................................................................   15

        (d)    Denominations; Registration..................................................   16

SECTION 3. Covenants of the Company.........................................................   16

        (a)    Compliance with Securities Regulations and Commission Requests...............   16

        (b)    Filing of Amendments.........................................................   17

        (c)    Delivery of Registration Statements..........................................   17

        (d)    Delivery of Prospectuses.....................................................   17

        (e)    Continued Compliance with Securities Laws....................................   17

        (f)    Blue Sky Qualifications......................................................   18

        (g)    Rule 158.....................................................................   18

        (h)    Use of Proceeds..............................................................   18

        (i)    Listing......................................................................   18

        (j)    Restriction on Sale of Securities............................................   19

        (k)    Reporting Requirements.......................................................   19

        (l)    Compliance with NASD Rules...................................................   19

        (m)    Compliance with Rule 463.....................................................   20

SECTION 4. Payment of Expenses..............................................................   20

        (a)    Expenses.....................................................................   20

        (b)    Termination of Agreement.....................................................   21

SECTION 5. Conditions of Underwriters' Obligations..........................................   21

        (a)    Effectiveness of Registration Statement......................................   21

        (b)    Opinion of Counsel for Company...............................................   21

        (c)    Opinion of Counsel for Underwriters..........................................   21


        (d)    Officers' Certificate........................................................   22

        (e)    Accountant's Comfort Letter..................................................   22

        (f)    Bring-down Comfort Letter....................................................   22

        (g)    Approval of Listing..........................................................   22

        (h)    No Objection.................................................................   23

        (i)    Lock-up Agreements...........................................................   23

        (j)    No Material Adverse Change...................................................   23

        (k)    Delivery of Prospectus.......................................................   23

        (l)    Conditions to Purchase of Option Securities..................................   23
               (i)    Officers' Certificate.................................................   23
               (ii)   Opinion of Counsel for Company........................................   23
               (iii)  Opinion of Counsel for Underwriters...................................   24
               (iv)   Bring-down Comfort Letter.............................................   24

        (m)    Additional Documents.........................................................   24

        (n)    Termination of Agreement.....................................................   24

SECTION 6. Indemnification..................................................................   25

        (a)    Indemnification of Underwriters..............................................   25

        (b)    Indemnification of Company and Directors and Officers........................   26

        (c)    Actions against Parties; Notification........................................   26

        (d)    Settlement without Consent if Failure to Reimburse...........................   27

        (e)    Indemnification for Reserved Securities......................................   28

SECTION 7. Contribution.....................................................................   28

SECTION 8. Representations, Warranties and Agreements to Survive Delivery...................   29

SECTION 9. Termination of Agreement.........................................................   29

        (a)    Termination; General.........................................................   29

        (b)    Liabilities..................................................................   30

SECTION 10. Default by One or More of the Underwriters......................................   30


SECTION 11. Default by the Company..........................................................   31

SECTION 12. Notices.........................................................................   31

SECTION 13. Parties.........................................................................   31

SECTION 14. GOVERNING LAW AND TIME..........................................................   31

SECTION 15. Effect of Headings..............................................................   32

SCHEDULES
        SCHEDULE A - List of Underwriters.............................................     Sch A-1
        SCHEDULE B - Pricing Information .............................................     Sch B-1
        SCHEDULE C - List of Persons subject to Lock-up...............................     Sch C-1

EXHIBITS
        Exhibit A - Form of Opinion...................................................         A-1
        Exhibit B - Form of  Lock-up Letter...........................................         B-1

ATTACHMENT
        Attachment A - Issued and Outstanding Capital Stock...........................  Attach A-1

                           UNITED NATIONAL GROUP, LTD.

                           (a Cayman Islands company)

                         9,750,000 Class A Common Shares

                          (Par Value $0.0001 Per Share)

                               PURCHASE AGREEMENT

                                                              December    , 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Banc of America Securities LLC
Dowling & Partners Securities, LLC
Fox-Pitt, Kelton, Inc.
Keefe, Bruyette & Woods, Inc.
  as Representatives of the several Underwriters

c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
World Financial Center
250 Vesey Street
North Tower - 25th Floor
New York, New York  10080

Ladies and Gentlemen:

      UNITED NATIONAL GROUP, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC ("Banc of America"), Dowling & Partners Securities, LLC ("Dowling"), Fox-Pitt, Kelton, Inc. ("Fox-Pitt") and Keefe, Bruyette & Woods, Inc. ("Keefe") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for which Merrill Lynch, Banc of America, Dowling, Fox-Pitt and Keefe are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Class A Common Shares, par value $0.0001 per share, of the Company ("Common Shares") set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in

Section 2(b) hereof to purchase all or any part of 1,462,500 additional Common Shares to cover overallotments, if any. The Common Shares described in clause
(i) above (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,462,500 Common Shares subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

      The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The price at which the Securities shall be (i) purchased by the Underwriters from the Company and (ii) sold by the Underwriters to the public shall be as set forth on the cover of the Prospectus.

      The Company and the Underwriters agree that up to 487,500 shares of Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible directors, officers, employees and persons having business relationships with the Company (collectively, "Invitees"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-108857) covering the registration of the Securities for a public offering of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of such rules. The information included in any prospectus used in connection with the offering and sale of the Securities (the "Form of Prospectus") or in any Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement.

The final Form of Prospectus in the form furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated November 26, 2003 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, the preliminary prospectus, the Prospectus, or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings by the Commission for that purpose have been instituted and are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply as so amended or supplemented in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or as so amended or supplemented will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement and the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement or the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iii) Financial Statements. The financial statements included in the Registration Statement or the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in all material respects in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement or the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement or the Prospectus. All statutory financial statements of each Subsidiary from which certain ratios and other statistical data contained in the Registration Statement and the Prospectus have been derived have for each relevant period been prepared in conformity with the accounting practices required or permitted by applicable Insurance Laws (as defined below) of Barbados and Bermuda, and the states of Indiana, Pennsylvania and Wisconsin and present fairly in all material respects the information purported to be shown. Such accounting practices have been applied on a consistent basis throughout the periods involved. Statutory financial statements of the Company and its subsidiaries are not required to be prepared pursuant to the Insurance Laws of any jurisdiction other than Barbados, Bermuda and the states of Indiana, Pennsylvania and Wisconsin. The pro forma financial statements and the related notes thereto included in the Registration Statement or the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

            (v) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands and has the necessary corporate power and authority and all permits, licenses, and authorizations (which remain in full force and effect) to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement or the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign company or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing, individually or in the aggregate, would not result in a Material Adverse Effect.

            (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and Wind River Investment Corporation, Wind River Insurance Company (Barbados) Ltd., Wind River Insurance Company (Bermuda) Ltd., American Insurance Services, Inc., United National Insurance Company, Diamond State Insurance Company, United National Casualty Insurance Company, United National Specialty Insurance Company and J.H. Ferguson & Associates, LLC (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its respective incorporation or organization and has the necessary corporate power and authority and all permits, licenses, and authorizations (which remain in full force and effect) to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement or the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing, individually or in the aggregate, would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement or the Prospectus or as set forth on Attachment A hereto, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other subsidiaries that, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

            (vii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as set forth in the Registration Statement or the Prospectus, there are no outstanding options, warrants or other rights requiring the issuance of, and there are no commitments, plans or arrangements to issue, any shares of the Company or any of its subsidiaries or any security convertible into or exchangeable or exercisable for any shares of the Company or any of it subsidiaries. The form of certificates for the Securities conforms to the requirements of the laws of the Cayman Islands and the Nasdaq Stock Market ("Nasdaq").

            (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares conform in all material respects to all statements relating thereto contained in the Registration Statement or the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter, memorandum of association, articles of association, by-laws or similar incorporation or organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result, individually or in the aggregate, in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement or the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result, individually or in the aggregate, in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, memorandum of association, articles of association, by-laws or similar organizational documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent.

            (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or their respective properties or assets, that is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that would not result, individually or in the aggregate, in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

            (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them in all material respects, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

            (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or subdivision thereof is necessary or required for the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

            (xvi) No Restrictions on Subsidiaries. Except as described in the Registration Statement or the Prospectus, there are no limits, whether direct or indirect, under any provision of applicable law, under the charter, memorandum of association, articles of association, by-laws, or other organizational document of any subsidiary of the Company, under any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their properties, or under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, on the ability of any subsidiary of the Company (i) to pay any dividends to the Company, (ii) to make any other distribution on such subsidiary's capital stock, (iii) to repay to the Company any loans or advances to such subsidiary from the Company or
      (iv) to transfer any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

            (xvii) Compliance with Insurance Laws. Except as described in the Registration Statement or the Prospectus, each of the Company and its subsidiaries is duly licensed as a holding company or as an insurer, as the case may be, under the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "Insurance Laws"), of each jurisdiction in which the conduct of its business as described in the Registration Statement or the Prospectus requires such licensing, except for such jurisdictions in which the failure of the Company and its Subsidiaries to be so licensed would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its Subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement or the Prospectus, each of the Company and its subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses in all material respects as described in the Registration Statement or the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise described in the Registration Statement or the Prospectus, none of the Company or any of its Subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States, Barbados, Bermuda or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or any of its Subsidiaries, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise described in the Registration Statement or the Prospectus, no insurance regulatory authority has issued to the Company or any Subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by the Company or any of its subsidiaries, (B) the making of a distribution on any subsidiary's capital stock, (C) the repayment to the Company of any loans or advances to any subsidiaries from the Company or (D) the transfer of any subsidiary's property or assets to the Company or any other subsidiary of the Company.

            (xviii) Licenses and Permits. Each of the Company and its subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, "Permits") that are necessary to conduct the business now conducted by it as described in the Registration Statement or the Prospectus, except where the failure to possess such Permits, individually or in the aggregate, would not have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending, or to the Company's knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its subsidiaries (and the Company knows of no reasonable basis for any such action, suit, proceeding or investigation) that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other material impairment would have a Material Adverse Effect.

            (xix) Statutory Financial and Tax Returns. Each of the Company and its subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of Barbados, Bermuda and the states of Indiana, Pennsylvania and Wisconsin, as the case may be, except to the extent that the failure to so file such statutory financial returns, reports, documents, would not, individually or in the aggregate, have a Material Adverse Effect, and has duly paid all material taxes (including franchise taxes and similar fees) it is required to have paid under the applicable Insurance Laws of Barbados, Bermuda and the states of Indiana, Pennsylvania and Wisconsin, as the case may be; and each of the Company and its subsidiaries maintains its books and records in accordance with the applicable Insurance Laws of Barbados, Bermuda and the states of Indiana, Pennsylvania and Wisconsin, as the case may be.

            (xx) Retrocession and Reinsurance. Except as disclosed in the Registration Statement or the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the Company's subsidiaries is a party are in full force and effect and none of the Company or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice that any of the other parties to such treaties, contracts or agreements intends not to perform, or will be unable to perform, in any material respect such treaty, contract or agreement, except where such non-performance would not, individually or in the aggregate, have a Material Adverse Effect.

            (xxi) Tax Liabilities and Reserves. Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed, all taxes shown on such tax returns that are due and payable have been paid, and any other material taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest.

            (xxii) Cayman Islands Tax Assurance. The Company has received from the Governor in Council of the Cayman Islands an undertaking to the effect set forth in the Prospectus under the caption "Material Tax Considerations -- Taxation of United National Group and Subsidiaries -- Cayman Islands", and the Company has not received any written notification to the effect (and is not otherwise aware) that such undertaking may be revoked or otherwise not honored by the Cayman Islands government. There is no Cayman Islands income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Company, any of its subsidiaries or shareholders (with respect to their shares) or any Underwriter, except where such Underwriter or shareholder is ordinarily resident in the Cayman Islands.

            (xxiii) Barbados Tax Guarantee. Wind River Insurance Company (Barbados), Ltd. has received a guarantee from the Barbados Minister of Finance to the effect set forth in the Prospectus under the caption "Material Tax Considerations -- Taxation of United National Group and Subsidiaries -- Barbados" and U.N. Barbados has not received any notification to the effect (and is not otherwise aware) that such guarantee will be revoked by the Barbados government. There is no Barbados income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Company, any of its subsidiaries or shareholders (with respect to their shares) or any Underwriter, except where such Underwriter or shareholder is ordinarily resident in the Barbados or resident in the Barbados for exchange control purposes.

            (xxiv) Bermuda Tax Assurance. The Company and Wind River Insurance Company (Bermuda), Ltd. has received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Prospectus under the caption "Material Tax Considerations -- Taxation of United National Group and Subsidiaries -- Bermuda", and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

            (xxv) U.S. Tax Matters. The Company and its Subsidiaries have not taken, and have no plan or intention to take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in (i) the Company and/or any of its Subsidiaries (other than the Subsidiaries domiciled and incorporated in the United States) being treated as engaged in a trade or business within the United States within the meaning of Section 864 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Company and /or any of its Subsidiaries being treated as a personal holding company within the meaning of Section 542 of the Code, (iii) the Company and/or any of its Subsidiaries being treated as a passive foreign investment company within the meaning of
      Section 1297 of the Code, (iv) the Company and/or any of its Subsidiaries being treated as a foreign personal holding company within the meaning of
      Section 552 of the Code, or (v) any shareholder of the Company having related person insurance income within the meaning of Section 953(c) of the Code.

            (xxvi) Rating. The Company has no knowledge of any threatened or pending downgrading of the Company or its Subsidiaries' financial strength rating by A.M. Best Company, Inc., a "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, that as of the date of this Agreement rates the claims-paying ability or financial strength of the Company or any Subsidiary.

            (xxvii) Submission to Jurisdiction. The Company has validly and irrevocably submitted to the nonexclusive jurisdiction of any New York Court (as defined below) with respect to suits, actions or proceedings arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Securities, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New

      York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum, and has duly and irrevocably appointed National Registered Agents, Inc. as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding.

            (xxviii) Internal Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general, or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement or the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxx) Registration Rights. Except as disclosed in the Registration Statement or the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

            (xxxi) Reserved Securities. The Company has not offered, or caused the Underwriters to offer, the Reserved Securities to any person with the specific intent to unlawfully influence (i) a broker, agent, customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            (xxxii) No Restrictions on Subsequent Transfers. Except as described in the Registration Statement or the Prospectus, there are no restrictions on subsequent transfers of the Securities under the laws of the Cayman Islands or the United States.

            (xxxiii) Anti-Money Laundering Compliance. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

            (xxxiv) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

            "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

            (xxxv) Absence of Laws. There are no statutes or regulations that are required to be described in the Registration Statement or in the Prospectus that are not described as required.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein contained, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein contained, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,462,500 Common Shares at the price set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments that may be made in connection with the public offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased that the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. on the third (fourth, if the pricing occurs after 4:30 P.M. on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

      Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts in the United States designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives promptly (i) when any post-effective amendment to the Registration Statement or Prospectus shall become effective, or any supplement to the Registration Statement or Prospectus or any amended Registration Statement or Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every commercially reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof promptly.

      (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will prior to 5:00 p.m. on the business day next succeeding the date of this Agreement and from time to time furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If, after the public offering of the Securities by the Underwriters and during any time when a Prospectus is required to be delivered in connection with the sales of Securities, the Underwriters shall propose to vary the terms of the offering thereof by reason of changes in general market conditions or otherwise, the Representatives shall advise the Company, and, if in the opinion of counsel for the Underwriters or the Company such variation requires the Prospectus to be supplemented or amended, the Company shall prepare and file with the Commission a supplement or amendment to the Prospectus setting forth such variation.

      (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Common Shares (including the Securities) on the Nasdaq National Market (or the New York Stock Exchange) for so long as the Common Shares are registered under the 1934 Act and will file with the Nasdaq National Market (or the New York Stock Exchange, as applicable) all documents and notices required by the Nasdaq National Market (or the New York Stock Exchange, as applicable) of companies that have securities traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market (or the New York Stock Exchange, as applicable).

      (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) Common Shares (or any securities convertible into or exercisable or exchangeable for Common Shares) sold or otherwise issued in connection with a sale of control of the Company (which shall mean the acquisition by a person or group (other than affiliates of Fox Paine & Company, LLC) of a majority of the outstanding voting power of the Company.

      (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

      (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

      (m) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and
(ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities that are designated by the Company for sale to Invitees, and (xii) the fees and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and a proportional share of the cost of any aircraft chartered in connection with the road show. It is understood, however, that except as expressly provided in this Section 4, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel on resale of the Securities by them.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

      (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Wachtell, Lipton, Rosen & Katz, special counsel of the Company, (ii) Richard S. March, General Counsel of United National Insurance Company, (iii) Walkers, Cayman Islands counsel of the Company, (iv) LeBoeuf, Lamb, Greene & MacRae, L.L.P., special U.S. federal income tax and insurance regulatory counsel of the Company, (v) Proskauer Rose LLP, special counsel of the Company, (vi) David King & Co., Barbados counsel of the Company and (vii) Appleby Spurling & Kempe, Bermuda counsel of the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

      (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to the matters set forth in clauses (3) and (4) and the penultimate paragraph of Exhibit A hereto and (ii) Maples and Calder, Cayman Islands counsel to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form satisfactory to the Underwriters. In giving such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted by the Commission or are pending or are to such officer's knowledge contemplated by the Commission.

      (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

      (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

      (j) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

      (k) Delivery of Prospectus. The Company shall have complied with the provisions of Section 3(d) hereof with respect to the furnishing of the prospectus on the business day next succeeding the date of this Agreement.

      (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

            (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

            (ii) Opinion of Counsel for Company. The favorable opinion of (i) Wachtell, Lipton, Rosen & Katz, special counsel of the Company, (ii) Richard S. March, General Counsel of United National Insurance Company,
      (iii) Walkers, Cayman Islands counsel of the Company (iv) LeBoeuf, Lamb, Greene & MacRae, L.L.P., special U.S. federal income tax and insurance regulatory counsel of the Company, (v) Proskauer Rose LLP, special counsel of the Company, (vi) David King & Co., Barbados counsel of the Company and
      (vii) Appleby Spurling & Kempe, Bermuda counsel of the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (iii) Opinion of Counsel for Underwriters. The favorable opinion of
      (i) Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters and
      (ii) Maples and Calder, Cayman Islands counsel to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (iv) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, that controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in foreign jurisdictions in connection with the reservation and sale of the Reserved Securities to Invitees or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

            (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in
      Section 6(a) (ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

      provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or person controlling such Underwriter) from which the person asserting such loss, liability, claim, damage or expense purchased Securities, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense; provided further, however, that such Underwriter's inability to send or give a copy of such Prospectus did not arise as a result of the failure by the Company to deliver such Prospectus (as so amended or supplemented) to the Underwriters.

      (b) Indemnification of Company and Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the notice described above by giving written notice to the indemnified party to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation or proceeding, in which case such defense shall be conducted at the expense of the indemnifying party or parties by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that if the indemnified party or parties reasonably determine that there is a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there are legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. If within a reasonable time after receipt of the notice from an indemnified party described above, an indemnifying party or parties elect to assume the defense of such action, suit, investigation, inquiry or proceeding as set forth above, such indemnifying party or parties shall not be liable for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with such action, suit, investigation, inquiry or proceeding except that such indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense referred to in the proviso above. No indemnifying party shall be liable for any settlement effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, liability, claim, damage and expense otherwise covered hereby as a result of such settlement or judgment, except as set forth in
Section 6(d) hereof. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) or Section 6(a)(iii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of Invitees to pay for and accept delivery of Reserved Securities that by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Stock Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

      if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery that occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery that is after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Default by the Company.

      If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

      SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, 250 Vesey Street, North Tower, New York, New York 10080, attention of and notices to the Company shall be directed to it at Walker House, Mary Street, P.O. Box 9086T, George Town, Grand Cayman, Cayman Islands, attention of Roderick Palmer, Esq.

      SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, company or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                    Very truly yours,

                                    United National Group, Ltd.

                                    By:
                                        ------------------------------
                                    Title:
                                           ---------------------------

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
BANC OF AMERICA SECURITIES LLC
DOWLING & PARTNERS SECURITIES, LLC
FOX-PITT, KELTON, INC.
KEEFE, BRUYETTE & WOODS, INC.

By:   MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED

By:
     -------------------------
      Authorized Signatory


By    BANC OF AMERICA SECURITIES LLC


By:
     -------------------------
      Authorized Signatory


By:   DOWLING & PARTNERS SECURITIES, LLC

By:
     -------------------------
      Authorized Signatory

By:   FOX-PITT, KELTON, INC.

By:
     -------------------------
      Authorized Signatory


By:   KEEFE, BRUYETTE & WOODS, INC.

By:
     -------------------------
      Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                       Number of
                                                                        Initial
Name of Underwriter                                                   Securities
-------------------                                                   ----------
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated........................................
Banc of America Securities LLC ................................
Dowling & Partners Securities, LLC.............................
Fox-Pitt, Kelton, Inc. ........................................
Keefe, Bruyette & Woods, Inc. .................................
                                                                      ----------
Total .........................................................
                                                                      ==========


                                     Sch A-1

                                   SCHEDULE B

                           UNITED NATIONAL GROUP, LTD.
                         9,750,000 Class A Common Shares
                          (Par Value $0.0001 Per Share)


      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $ .

      2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $ , being an amount equal to the initial public offering price set forth above less $ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                     Sch B-1

                                   SCHEDULE C

Fox Paine & Company LLC
Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/w of Russell C.
      Ball, Sr., as appointed by Russell C. Ball, Jr., f/b/o Russell C. Ball,
      III.
Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/w of Russell C.
      Ball, Sr., as appointed by Russell C. Ball, Jr., f/b/o Andrew L. Ball Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t of Ethel M.
      Ball, dated 2/9/67, as appointed by Russell C. Ball, Jr. f/b/o Russell C. Ball, III
Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t of Ethel M.
      Ball, dated 2/9/67, as appointed by Russell C. Ball, Jr. f/b/o Andrew L. Ball
Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t of Russell
      C. Ball, Jr., dated 11/9/67
Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C.
      Ball Jr., dated 6/9/69
Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C.
      Ball, Jr., dated 1/29/70
Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C.
      Ball, Jr., dated 1/24/73
Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C.
      Ball, Jr., dated 12/22/76 f/b/o Russell C. Ball, III
Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C.
      Ball, Jr., dated 12/22/76 f/b/o Andrew L. Ball
Russell C. Ball, III
David R. Bradley
Robert Cohen
Angelos Dassios
Timothy J. Dwyer
Saul A. Fox.
Seth D. Freudberg
John J. Hendrickson
Richard S. March
Michael J. McDonough
Edward J. Noonan
W. Dexter Paine, III
Jonathan Ritz
William F. Schmidt
Kevin L. Tate
Troy W. Thacker


                                     Sch C-1